                                 QCS CORPORATION                 (Exhibit 11.1)
                        COMPUTATION OF NET LOSS PER SHARE
                                  (Unaudited)
                                 -------------


                                                            SEPTEMBER 30, 1996     SEPTEMBER 30, 1995
Net loss                                                      $  (572,921)            $  (401,675)

Preferred dividend payable not included in net loss               (60,779)                      -
                                                              -----------             -----------

Net loss for net loss per share computation                   $  (633,700)            $  (401,675)
                                                              -----------             -----------
                                                              -----------             -----------

Weighted average number of common shares outstanding           16,803,129              15,536,000
                                                              -----------             -----------
                                                              -----------             -----------

Net loss per share of common stock                            $     (0.04)            $     (0.03)
                                                              -----------             -----------
                                                              -----------             -----------


             See notes to unaudited consolidated financial statements.


                                      -11-